S.A.C. Capital Advisors, LLC
WCI Communities, Inc. ("WCI")
July 16, 2008


                  Exhibit 99.2 - Form 4 Joint Filer Information
                  ------------


Name:  S.A.C. Capital Management, LLC
Address:  540 Madison Avenue, New York NY 10022
Designated Filer:  S.A.C. Capital Advisors, LLC
Issuer & Ticker Symbol:  WCI Communities, Inc.  ("WCI")
Date of Event Requiring Statement:  July 16, 2008


Name:  Steven A. Cohen
Address:  72 Cummings Point Road, Stamford CT 06902
Designated Filer:  S.A.C. Capital Advisors, LLC
Issuer & Ticker Symbol:  WCI Communities, Inc.  ("WCI")
Date of Event Requiring Statement:  July 16, 2008